    As filed with the Securities and Exchange Commission on January 10, 2000
                                                  Registration No. 333-92055

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                    FORM S-3 REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                                 LEUKOSITE, INC.

             (Exact Name of Registrant as Specified in its Charter)

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

        Delaware                                                     04-3173859
  (State or Other Jurisdiction of Incorporation)          (IRS Employer Identification No.)

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                                75 Sidney Street
                         Cambridge, Massachusetts 02139
                                 (617) 679-7000

          (Address, including zip code, and telephone number, including area ode, of principal executive offices)

                                 John Maraganore
                                    President
                                 LeukoSite, Inc.
                                75 Sidney Street
                         Cambridge, Massachusetts 02139
                                 (617) 679-7000
(Name, Address, and Telephone Number, Including Area Code, Of Agent For Service)

                       -----------------------------------

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                 LEUKOSITE, INC.

                    Termination of Registration Statement and
                          Deregistration of Securities

         On December 22, 1999, the stockholders of Leukosite, Inc. (the "Company") approved and adopted an Agreement and Plan of Merger, dated as of October 14, 1999, by and among the Company, Millennium Pharmaceuticals, Inc. ("Millennium") and ANM, Inc., a wholly-owned subsidiary of Millennium (the "Merger"). Because all of the shares of LeukoSite common stock which were registered on the registration statement on Form S-3, No. 333-92055 (the "Registration Statement"), have been sold prior to the Merger or have been converted into shares of Millennium common stock in connection with the Merger, no additional shares of LeukoSite common stock registered on the Registration Statement can be sold or otherwise issued under the Registration Statement. As a result, the Company hereby removes from registration any and all unsold shares of LeukoSite common stock that were previously registered under the Registration Statement, and hereby files this Post-Effective Amendment No. 1 to the Registration Statement to effect such removal and to terminate the Registration Statement.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 10th day of January, 2000.

                                        LEUKOSITE, INC.

                                        By: /s/ John Maraganore
                                           ------------------------------
                                             John Maraganore
                                             President

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

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Signature                         Title                               Date
----------                        -----                               ----
 /s/ John Maraganore              Chairman of the Board and           January 10, 2000
------------------------          President (Principal Executive
John Maraganore                   Officer)

 /s/ Kevin P. Starr               Director (Principal Financial and   January 10, 2000
------------------------          Accounting Officer)
Kevin P. Starr

 /s/ Mark J. Levin                Director                            January 10, 2000
------------------------
Mark J. Levin

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